Exhibit 99.1

PRESS RELEASE

Contact: John T. Thomas, 214-549-6611 President and CEO or Jeff N. Theiler, 414-367-5610 EVP and CFO

Physicians Realty Trust Announces $725 Million Pending Transaction with
Catholic Health Initiatives

$202 Million of Medical Facility Investments Completed in First Quarter 2016

Acquisition Guidance for 2016 increased from a range of
$750 Million to $1.0 Billion to a range of $1.0 Billion to $1.25 Billion

MILWAUKEE -- (BUSINESS WIRE) -- April 5, 2016 -- Physicians Realty Trust (NYSE:DOC) (the “Company”), a self-managed healthcare properties REIT, announced today that the Company has executed purchase and sale agreements for 47 medical office facilities, a signed letter of intent (“LOI”) for 3 medical office facilities and is negotiating to purchase 2 additional medical office facilities owned and anchored by Catholic Health Initiatives regional health systems for a total purchase price of approximately $724.9 million. The Company’s Board of Trustees has approved the acquisition unanimously. The Company also announced the closing of approximately $96.7 million of previously unannounced medical real estate investments, made directly or indirectly through its operating partnership (as defined below). Total investment activity since January 1, 2016 is approximately $202.3 million.

CHI Medical Office Facility Portfolio

The Company announced today the execution of a series of purchase and sale agreements and an LOI (and negotiations to purchase with respect to two medical office facilities) with regional health systems controlled by Catholic Health Initiatives (Moody’s: “A2”; S&P: “A-”) (“CHI” or the “CHI Hospitals”), the fifth largest non-profit healthcare system in the United States, to acquire 52 medical office facilities from CHI containing 3,159,495 rentable square feet (“rsf”) located in 10 states. The CHI portfolio is 94.4% leased and the weighted average lease term remaining is 8.6 years. Approximately $40.6 million, or 93%, of the first year in place net operating income of $43.5 million will be represented by new 10-year leases with associated CHI health systems.

The purchase price for these facilities is approximately $724.9 million, which includes $32.9 million of future capital improvements, the majority of which should be completed within 5 years. The Company expects to use proceeds from its unsecured line of credit, the proceeds from its announced follow-on offering of common shares of the Company, and has secured a commitment for a $400.0 million 1 year bridge loan from KeyBank, N.A. to fund the purchase, if necessary. The Company expects to close the acquisition in two tranches; the first tranche is expected to close in April 2016, for a total purchase price of approximately $202 million. The second tranche, expected to include most, if not all of the remaining properties not included in the first tranche, is expected to close before the end of the second quarter of 2016, for a total purchase price of approximately $490 million. The remaining $32.9 million of future capital commitments for capital improvements to these facilities are expected to be funded within 5 years. The in place leases are expected to generate $43.5 million of cash NOI, which equates to a 6.3% unlevered cash yield on the purchase price prior to future capital commitments.

John Thomas, the Company’s President and Chief Executive Officer, stated, “Today we announce what we believe to be one of the largest and most important medical office facility relationships established by a REIT directly with a major healthcare system. Catholic Health Initiatives, the fifth largest non-profit health system in the United States, has over 103 hospitals, 3,950 employed affiliated physicians, and 95,000 employees. In 2015, these providers served over 16 million outpatient visitors and 500,000 inpatient patients, realizing more than $15 billion in revenue. We are honored and humbled to be selected to monetize these facilities and enhance CHI’s healthcare real estate service delivery platform through this partnership. Our investment provides substantial liquidity to CHI. More importantly, we are helping to free CHI executives, management, physicians, providers and staff to focus on their primary Mission, to nurture the healing ministry of the Church, supported by education and research, while we provide real estate capital, management, and strategic intellectual support to enhance their existing facilities, physician recruiting and outpatient strategies. Altogether, this relationship empowers CHI to enhance and provide greater access to care to the communities they serve.”

The CHI acquisitions described in this press release are subject to customary closing conditions, and with respect to those properties subject to an LOI, or subject to negotiations, are subject to the negotiation and execution of definitive purchase agreements. In addition, due to the sponsorship of CHI by the Catholic Church, the Company’s purchase of 35 facilities will require Vatican approval, and is contingent upon such approval, in addition to other Closing conditions applicable to each such facility, as the case may be. There can be no assurance the Company will complete any of these transactions or acquire any of these buildings on the expected terms, or at all.

2016 Year to Date Investments
The Company previously announced in February 2016 acquisitions and investments totaling approximately $104.4 million during 2016. In addition to these previously announced acquisitions, the Company also completed the approximately $96.7 million of acquisitions. These acquisitions are described below:
HonorHealth - Glendale. On March 15, 2016, the Company closed on the acquisition of a brand new 28,057 square foot medical office building in Glendale, Arizona, for a purchase price of approximately $9.8 million. The facility is 100% leased to HonorHealth (S&P: “A-”) as its flagship ambulatory center. The first year unlevered cash yield on this investment is expected to be approximately 6.0%.

Columbia MOB. On March 21, 2016, the Company closed the acquisition of a 65,965 square foot medical office building in Cornwall, New York, on the campus of Columbia Memorial Hospital, for a purchase price of approximately $18.5 million. The facility is 100% leased to Columbia Memorial Hospital (Moody’s: “BBB-”). The first year unlevered cash yield on this investment is expected to be approximately 6.5%.

Birmingham, Alabama MOBs. On March 23, 2016, the Company closed on the acquisition of 3 on-campus medical office buildings in Birmingham, Alabama, for an aggregate purchase price of approximately $29.3 million. The portfolio contains approximately 224,876 square feet located on the campus of St. Vincent's Birmingham Hospital. St. Vincent Birmingham is a part of the larger St. Vincent's Health System, a subsidiary of Ascension Health (S&P: “AA+”). The multi-tenant facilities are 95% occupied, with 30% anchored by the hospital and the balance occupied by physicians on the medical staff of the hospital. The first year unlevered cash yield expected to be approximately 7.1%.

Emerson MOB. On March 24, 2016, the Company closed the acquisition of a 39,184 square foot medical office facility in Creve Coeur, Missouri, for a purchase price of approximately $14.3 million. This multi-tenant facility is 100% occupied; 45% of which is leased to an ambulatory surgery center owned by a joint venture including physicians and United Surgical Partners, Inc. (“USPI”), a subsidiary of Tenet Healthcare (“Tenet”; NYSE: THC, S&P “B”), and an additional 27% is leased to Mercy Health (S&P, “AA-”). The first year unlevered cash yield is expected to be approximately 7.2%.

Patient Partners Surgery Center. On March 30, 2016, the Company closed the acquisition of a 9,890 square foot ambulatory surgical center in Gallatin, Tennessee, for a purchase price of approximately $4.8 million. The facility is 100% leased to a joint venture including physicians and USPI. The first year unlevered cash yield is expected to be approximately 7.3%.

Eye Associates of New Mexico. On March 31, 2016, the Company closed on the acquisition of two medical office buildings, one in Albuquerque, New Mexico and one in Santa Fe, New Mexico, totaling 52,630 square feet, for a combined purchase price of approximately $19.2 million. The facilities are 100% leased to the Eye Associates of New Mexico. The first year unlevered cash yield is expected to be approximately 7.0%.

Miscellaneous Acquisition. The Company completed a $0.8 million acquisition of the final condominium interest not previously owned by the Company in the Randall Road Medical Office Building located in Elgin, Illinois. The Company now owns 100% of this facility, which is adjacent to Advocate Sherman Hospital, and it is 100% occupied. The Company's aggregate investment is approximately $17.265 million, and the first year unlevered cash yield is expected to be approximately 8.1%.

With respect to first quarter acquisitions completed, John Thomas added, “substantially all of the acquisitions completed during the first quarter were off-market or relationship driven investments. These investments included our third acquisition affiliated with Honor Health, our 6th, 7th, and 8th acquisition anchored by a USPI affiliated and managed ambulatory surgery center, and our 5th acquisition affiliated with Ascension Health. We are also excited to expand into the New Mexico market, with high quality facilities and ophthalmology surgeons located in optimal locations. We continue to source, diligence and acquire excellent medical office and outpatient facilities affiliated with the best healthcare providers in the United States. With our acquisitions to date and completion of the CHI investments, we will have achieved near the high end of our 2016 acquisition guidance. We continue to see additional opportunities for growth in the second half of the year, and have therefore revised our investment guidance to $1.0 - $1.25 billion of total investments for 2016.”

About Physicians Realty Trust
Physicians Realty Trust is a self-managed healthcare real estate company organized to acquire, selectively develop, own and manage healthcare properties that are leased to physicians, hospitals and healthcare delivery systems. The Company invests in real estate that is integral to providing high quality healthcare. The Company is a Maryland real estate investment trust and has elected to be taxed as a REIT for U.S. federal income tax purposes. The Company conducts its business through an UPREIT structure in which its properties are owned by Physicians Realty L.P., a Delaware limited partnership, (the “operating partnership”) directly or through limited partnerships, limited liability companies or other subsidiaries controlled by the operating partnership.
Investors are encouraged to visit the Investor Relations portion of the Company’s website (www.docreit.com) for additional information, including annual reports on Form 10-K, Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), press releases, supplemental information packages and investor presentations.

Forward-Looking Statements
This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. These forward-looking statements include any statements regarding the Company’s strategic and operational plans. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties are described in greater detail in the Company’s filings with the Securities and Exchange Commission (the “Commission”), including, without limitation, the Company’s annual and periodic reports and other documents filed with the Commission. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The Company undertakes no obligation to update these statements after the date of this release.
Source: Physicians Realty Trust